Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated May 13, 2021 relating to the financial statements of 10X Capital Venture Acquisition Corp. which is contained in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
November 16, 2021